Exhibit 99.4

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On November 26, 2024, XOMA Royalty Corporation (the “Company” or “XOMA”) completed the acquisition (“Transaction”) of Pulmokine, Inc. (“Pulmokine”), pursuant to an Agreement and Plan of Merger, dated as of November 26, 2024 (the “Merger Agreement”), by and among Pulmokine, the Company and XRA 2 Corp (“XRA”), a wholly owned subsidiary of XOMA.

Under the terms of the Merger Agreement, the Company acquired Pulmokine for upfront cash consideration of $20.0 million net of certain adjustments. The Company financed the acquisition with cash on hand. Following the merger, XRA merged with and into Pulmokine, and Pulmokine continued as the surviving corporation in the merger and a wholly owned subsidiary of the Company.

The presentation of the unaudited pro forma condensed combined balance sheet as of September 30, 2024 gives effect to the Transaction as if it had occurred on September 30, 2024. The presentation of the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2024 and year ended December 31, 2023 reflects the combined results of operations as if the Transaction had occurred on January 1, 2023, the beginning of the Company’s 2023 fiscal year. The unaudited pro forma condensed combined financials statements include adjustments that reflect the accounting for the Transaction in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”).

The unaudited pro forma condensed combined financial information, including the notes thereto, was derived from and should be read in conjunction with the following historical financial statements and the accompanying notes:

•

The historical audited consolidated financial statements of the Company as of and for the year ended December 31, 2023 included in its Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 8, 2024;

•

The historical unaudited condensed consolidated financial statements of the Company as of and for the nine months ended September 30, 2024 included in its Quarterly Report on Form 10-Q filed with the SEC on November 7, 2024; and

•

The historical audited financial statements of Pulmokine as of and for the year ended December 31, 2023 and the historical unaudited condensed financial statements of Pulmokine as of and for the nine months ended September 30, 2024 included as Exhibit 99.2 and Exhibit 99.3 in the Company’s Current Report on Form 8-K/A to which this Exhibit 99.4 is attached.

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X, as amended. The unaudited pro forma condensed combined financial information should be read in conjunction with the accompanying notes to the unaudited pro forma combined financial information.

The unaudited pro forma condensed combined financial information has been prepared by XOMA using the acquisition method of accounting in accordance with U.S. GAAP. XOMA has been treated as the acquirer in the Transaction for accounting purposes. The pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable. The unaudited pro forma condensed combined financial information is provided for informational purposes only and is not necessarily indicative of results that would have occurred had the acquisition been completed as of the dates indicated. In addition, the unaudited pro forma condensed combined financial information does not purport to be indicative of the future financial position or operating results of the combined operations and does not reflect the costs of any integration activities or benefits that may result from realization of future cost savings from operating efficiencies or revenue synergies expected to result from the Transaction.

Unaudited Pro Forma Condensed Combined Balance Sheet

September 30, 2024

(In thousands)

	XOMA Historical	Pulmokine Historical	Transaction Accounting Adjustments	Note 4	Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$142,050	$1,007	$(19,998)	A	$122,959
			(100)	C
Short-term restricted cash	80	—	100	C	180
Short-term equity securities	785	—			785
Trade and other receivables, net	1,045	—			1,045
Short-term royalty and commercial payment receivables	12,682	—			12,682
Prepaid expenses and other current assets	2,379	1			2.380

Total current assets	159,021	1,008	(19,998)		140,031
Long-term restricted cash	4,686	—			4,686
Property and equipment, net	34	—			34
Operating lease right-of-use assets	335	—			335
Long-term royalty and commercial payment receivables	54,207	—			54,207
Exarafenib milestone asset (Note 4)	3,125	—			3,125
Intangible Asset	—	—	25,302	B	25,302
Other assets - long term	1,932	—			1,932

Total assets	$223,340	$1,008	$5,304		$229,652

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,131	$17			$1,148
Accrued and other liabilities	2,451	—	100	C	2,621
			70	D
Contingent consideration under RPAs, AAAs, and CPPAs	4,000	—			4,000
Operating lease liabilities	434	—			434

Unearned revenue recognized under units-of-revenue method	1,924	—			1,924
Preferred stock dividend accrual	1,368	—			1,368
Current portion of long-term debt	9,826	—			9,826

Total current liabilities	21,134	17	170		21,321
Unearned revenue recognized under units-of-revenue method - long-term	5,589	—			5,589
Long-term operating lease liabilities	594	—			594
Exarafenib milestone contingent consideration (Note 4)	3,125	—			3,125
Deferred tax liability	—	447	5,313	B	5,760
Long-term debt	108,089	—			108,089

Total liabilities	138,531	464	5,483		144,478

Stockholders’ equity:
Series A perpetual preferred stock	49	—			49
Series B perpetual preferred stock	—	—			—
Convertible preferred stock	—	—			—
Common stock	88	—	—		88
Additional paid-in capital	1,317,657	3,092	(1,274)	E	1,319,475
Accumulated other comprehensive income	104	—			104
Accumulated deficit	(1,233,089)	(2,548)	(19,998)	A	(1,234,542)
			19,989	B
			(100)	C
			(70)	D
			1,274	E

Total stockholders’ equity	84,809	544	(179)		85,174

Total liabilities and stockholders’ equity	$223,340	$1,008	$5,304		$229,652

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Nine Months Ended September 30, 2024

(In thousands, except per share data)

	XOMA Historical	Pulmokine Historical	Transaction Accounting Adjustments	Note 4	Pro Forma Combined
Revenues
Revenue from purchased receivables	$11,895	$—			$11,895
Revenue from contracts with customers	6,050	—			6,050
Revenue recognized under units-of-revenue method	1,828	—			1,828

Total revenues	19,773	—	—		19,773

Operating expenses:
Research and development	2,011	—			2,011
General and administrative	27,485	768			28,253
Royalty purchase agreement asset impairment	23,000	—			23,000
Amortization of intangible assets	—	—	1,582	AA	1,582

Total operating expenses	52,496	768	1,582		54,846

Loss from operations	(32,723)	(768)	(1,582)		(35,073)
Gain on the acquisition of Kinnate	19,316	—			19,316
Change in fair value of embedded derivative related to RPA	8,100	—			8,100
Interest expense	(10,446)	—			(10,446)
Other income, net	5,900	201			6,101

Loss before income taxes	(9,853)	(567)	(1,582)		(12,002)
Income tax expense	—	—			—

Net loss	$(9,853)	$(567)	$(1,582)		$(12,002)

Less: accumulated dividends on Series A and Series B preferred stock	(4,104)				(4,104)
Net loss attributable to common stockholders, basic and diluted	$(13,957)				$(16,106)

Basic and diluted net loss per share attributable to common stockholders	$(1.20)				$(1.38)

Weighted average shares used in computing basic and diluted net loss per share attributable to common stockholders	11,645				11,645

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2023

(In thousands, except per share data)

	XOMA Historical	Pulmokine Historical	Transaction Accounting Adjustments	Note 4	Pro Forma Combined
Revenues
Revenue from services	$—	$10,000			$10,000
Revenue from contracts with customers	2,650	—			2,650
Revenue recognized under units-of-revenue method	2,108	—			2,108

Total revenues	4,758	10,000	—		14,758

Operating expenses:
Research and development	143	—			143
General and administrative	25,606	79			25,685
Impairment charges	15,828	—			15,828
Arbitration settlement costs	4,132	—			4,132
Amortization of intangible assets	897	—	2,109	AA	3,006

Total operating expenses	46,606	79	2,109		48,794

Income (loss) from operations	(41,848)	9,921	(2,109)		(34,036)
Interest expense	(569)	—			(569)
Other income (expense), net	1,586	35			1,621

Income (loss) before income taxes	(40,831)	9,956	(2,109)		(32,984)
Income tax expense	—	(2,007)			(2,007)

Net income (loss)	$(40,831)	$7,949	$(2,109)		$(34,991)

Less: accumulated dividends on Series A and Series B preferred stock	(5,472)				(5,472)
Net loss attributable to common stockholders, basic and diluted	$(46,303)				$(40,463)

Basic and diluted net loss per share attributable to common stockholders	$(4.04)				$(3.53)

Weighted average shares used in computing basic and diluted net loss per share attributable to common stockholders	11,471				11,471

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.	Description of the Transaction

On November 26, 2024, XOMA Royalty Corporation (“XOMA” or the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with XRA 2 Corp., a wholly owned subsidiary of XOMA (“Merger Sub”), Pulmokine, Inc. (“Pulmokine”), and Shareholder Representative Services LLC, as the stockholder representative, pursuant to which Merger Sub merged with and into Pulmokine, with Pulmokine surviving as a wholly owned subsidiary of XOMA. Under the terms of the Merger Agreement, XOMA acquired Pulmokine for an upfront payment of $20 million, plus potential additional contingent payments. The merger consideration includes customary adjustments for cash, working capital, transaction expenses and indebtedness at closing. The agreement also provides for potential future payments including development milestone payments and regulatory milestone payments for first commercial sales following FDA and EMA approvals, sales milestone payments upon achievement of certain annual net sales thresholds, additional sales-based milestones based on early commercial performance, and sublicense income received under the existing License Agreement. The transaction primarily provides XOMA with rights to future milestone and royalty payments under Pulmokine’s License Agreement with Gossamer Bio related to the development and commercialization of Seralutinib, a clinical-stage product candidate. The accompanying unaudited pro forma condensed combined financial statements have been prepared to illustrate the effects of the Merger, which will be accounted for as an asset acquisition since substantially all of the fair value of the gross assets acquired is concentrated in a single identifiable asset - the License Agreement rights.

2.	Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial information was prepared in accordance with U.S. GAAP and pursuant to Article 11 of Regulation S-X, as amended. The unaudited pro forma condensed combined balance sheet as of September 30, 2024 gives effect to the Transaction as if it had been consummated on September 30, 2024. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2024 and the year ended December 31, 2023 give effect to the Transaction as if it had been consummated on January 1, 2023.

The financial statements included in the unaudited pro forma condensed combined financial information have been prepared in accordance with U.S. GAAP. The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give effect to pro forma events that reflect the accounting for the Transaction in accordance with U.S. GAAP.

The unaudited pro forma condensed combined financial information has been compiled in a manner consistent with the accounting policies adopted by the Company. The accounting policies of Pulmokine have been determined to be similar in all material respects to the Company’s accounting policies. As a result, no adjustments for accounting policy differences have been reflected in the unaudited condensed combined financial information.

The unaudited pro forma condensed combined financial information has been prepared with the expectation that the Transaction will be treated as an asset acquisition, with the Company treated as the accounting acquirer. To determine the accounting for this transaction under U.S. GAAP, a company must assess whether an integrated set of assets and activities should be accounted for as an acquisition of a business or an asset acquisition. The guidance requires an initial screen test to determine if substantially all of the fair value of the gross assets acquired is concentrated in a single asset or group of similar assets. The screen test was not expected to be met. As no substantive processes are being acquired, Pulmokine is not expected to meet the definition of a business. As such, the Transaction is expected to be treated as an asset acquisition.

The unaudited pro forma condensed combined financial information is subject to change and is not necessarily indicative of the results that would have been achieved had the acquisition completed as of the dates indicated or that may be achieved in future periods. The Company believes its calculation of fair value recognized for the assets acquired is based on reasonable estimates and assumptions. Preliminary fair value estimates may change as additional information becomes available. There can be no assurance that the final determination will not result in material changes from these preliminary amounts.

3.	Preliminary Purchase Consideration

The accompanying unaudited pro forma condensed combined financial statements reflect an estimated purchase consideration of approximately $20.5 million, which consists of the following (in thousands):

Closing cash payment	$19,998
Holdback amount	100
Transaction costs	435

Total purchase consideration	$20,533

A preliminary allocation of the total purchase consideration, as shown above, to the acquired assets and assumed liabilities of Pulmokine is as follows (in thousands):

Cash and cash equivalents	$1,007
Intangible assets	25,302
Prepaids and other assets	1
Accounts payable	(17)
Deferred tax liability	(5,760)

Net assets acquired	$20,533

The allocation of the estimated purchase consideration is based on a preliminary estimate of the fair value of assets acquired and liabilities assumed as of the closing date of the Transaction.

4.	Pro Forma Adjustments

The pro forma adjustments included in the unaudited pro forma condensed combined balance sheets as of September 30, 2024 are as follows:

(A)	Reflects upfront cash payment of $20.0 million.

(B)

Represents the estimated fair value of the acquired intangible asset and the related deferred tax liability estimated based on the federal statutory tax rate of 21%. The income tax benefit resulting from the release of the deferred tax liability has not been reflected in the pro forma combined statement of operations as management is still assessing the pattern of recognition.

(C)	Represents the adjustment holdback amount of $0.1 million, which has been established to secure potential post-closing purchase price adjustments.

(D)	Reflects estimated transaction costs of $70 thousand incurred subsequent to September 30, 2024.

(E)	To eliminate Pulmokine’s historical stockholders’ equity balances, including the accumulated deficit.

The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2024 and the year ended December 31, 2023 are as follows:

(AA)

Reflects amortization expense related to the $25.3 million intangible asset acquired from Pulmokine, calculated using the straight-line method over the estimated useful life of 12 years from the acquisition date. The estimated useful life was determined based on the expected patent expiration dates for Seralutunib and related intellectual property acquired through the merger.